Exhibit 10.1

AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this "Agreement") is made this day of July 19, 2017, by and between Hassan Salari ("HS"), Julian Salari ("JS"), Frederik Salari ("FrS") and Francine Salari ("FS" and collectively with HS, JS and FrS, the "Sellers," each individually, "Seller"), and Mr. Bin Wang (the "Purchaser"). Each Seller and the Purchaser may be referred to herein singularly as a "Party" and collectively, as the "Parties".

RECITALS:

Sellers wish to sell, and Purchaser wishes to purchase an aggregate of Fifty-Three Million Three Hundred Eighty-One Thousand Five Hundred Twenty-Three (53,933,373) common shares of Eternity Healthcare Inc. ("Eternity" or the "Company").

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01. Sale. Subject to the terms and conditions of this Agreement, HS agrees to sell to the Purchaser Thirty-Four Million Three Hundred Eighty One Thousand Five Hundred Eighteen (34,381,518) shares of the common stock of Eternity (the "HS Shares") JS agrees to sell to the Purchaser Seven Hundred Seventy-Five Thousand (775,000) shares of the common stock of Eternity (the "JS Shares"), FrS agrees to sell to the Purchaser Four Hundred Twelve Thousand Six Hundred (412,600) shares of the common stock of Eternity (the "FrS Shares") and FS agrees to sell to the Purchaser Eighteen Million Three Hundred Sixty-Four Thousand Two Hundred Fifty-Five (18,364,255) shares of the common stock of Eternity (the "FS Shares," together with the HS Shares, the JS Shares and the FrS Shares, the "Shares") and the Purchaser shall purchase the Shares, for a total of Two Hundred Seventy- Five Thousand Dollars and No Cents (U.S.) ($275,000.00) (the "Purchase Price"). The Purchase Price shall be allocated between the Sellers in proportion to the number of Shares sold by each of them under this Agreement.

1.02. Escrow Agent. To facilitate the Closing, the Purchaser has deposited the Purchase Price and Sellers have deposited or will deposit the Shares and the Closing Documents described in Section 4.02(a) with Eaton & Van Winkle LLP (the "Escrow Agent"). The Escrow Agent will distribute the Purchase Price to the Sellers and the Shares and Closing Documents to Purchaser upon Closing, subject and pursuant to the provisions of the escrow agreement entered into between Purchaser, Sellers and Escrow Agent for the purpose of this Agreement. At such time, the Escrow Agent shall also deliver to each Party a copy of all documents delivered in connection with the closing of this transaction. The terms under which Eaton & Van Winkle LLP has agreed to serve as Escrow Agent are set forth in Escrow Agreement.

Due Diligence Materials As soon as reasonably practicable after execution hereof, Sellers will make available at the office of the Escrow Agent and by electronic means satisfactory to all Parties (such as through electronic mail or other electronic delivery service such as DropBox or Google Drive), copies of all due diligence materials reasonably requested by Purchaser (collectively, the "DD Documents").

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller jointly and severally represents and warrants to the Purchaser the following:

2.01 Ownership of Shares. HS is the record and beneficial owner of the HS Shares free and clear of all liens, claims and encumbrances. JS is the record and beneficial owner of the JS Shares free of all liens, claims and encumbrances. FrS is the record and beneficial owner of the FrS Shares free of all liens, claims and encumbrances. FS is the record and beneficial owner of the FS Shares free of all liens, claims and encumbrances. Upon payment of the Purchase Price Purchaser will acquire good and marketable title to the Shares, subject only to such liens thereon as may be created by Purchaser. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of, the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, no one of the Sellers is party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.02 Transfer of Shares. The Sellers will have the responsibility for sending to the Company's transfer agent all certificates representing the Shares being purchased, along with proper stock powers with bank medallion guarantees or powers of attorney acceptable to the transfer agent of the Company at least two days prior to Closing. Purchaser will deliver to the transfer agent a letter of instruction as to the names and denominations in which the Shares are to be registered.

2.03 Exemption from Registration Under the Securities Act. The Sellers warrant that, assuming the accuracy of the representations of Purchaser contained herein, the transaction contemplated hereby, to the extent that it consists of an offer or sale of securities by the Seller to the Purchaser, is exempt from the registration requirements of the Securities Act.

2.04 Organization. Eternity is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada. All actions taken by the incorporators, directors and/or shareholders of Eternity have been valid and in accordance with the laws of the State of Nevada. Eternity has a class of common stock registered under Section 12(g) of the Securities Act of 1934, as amended (the "Exchange Act") and is obligated to file reports with the Securities and Exchange Commission ("SEC"). Eternity's common stock is currently quoted on the OTC Markets "Pink Sheets".

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2.05 Future Filings. Immediately following the Closing, the Purchaser shall file or cause the Company to file, all required filings with any state and federal regulators, including the $EC, disclosing the acquisition of the Shares by the Purchaser, the change of control of Eternity, all changes to the officers and directors, and all such additional disclosure as is required to keep the corporation in good standing with any and all regulatory bodies having authority.

2.06 Capital. The authorized capital stock of Eternity consists of 300,000,000 shares of Common Stock, $0.001 par value authorized, of which 70,929,868 shares of common stock are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Eternity to issue or to transfer from treasury any additional shares of its capital stock.

None of the outstanding shares of Eternity are subject to any stock restriction agreements or the beneficiary of any agreement requiring the Company to register shares under the Securities Act of 1933, as amended (the "Securities Act"). There are approximately 23 shareholders of record of Eternity plus shares in street name. To the knowledge of Eternity but without any warranty: (i) all of such shareholders have valid title to the shares owned by them; and (ii) all of such shareholders acquired their shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States and of their respective states of residence.

2.07 Filings with Government Agencies. The common stock of Eternity is registered pursuant to Section 12(g) of the Exchange Act, and Eternity is required to file periodic reports with the SEC pursuant to Section 13(a) of the Exchange Act, and Eternity has filed all required reports and other documents with the SEC ("SEC Reports"), including the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Eternity has made all required filings in the State of Nevada that might be required, and is current in its filings and reporting to the state of Nevada and the SEC. Upon the purchase of the Shares by the Purchaser, the Purchaser will have the full responsibility for causing the Company to file any and all documents required by the SEC, and/or any other government agency that might be required. The Sellers will supply the Purchaser with all information that is currently available regarding Eternity and shall cause its auditor to cooperate with the Company's new auditor, if one should be appointed.

2.08 Financial Statements. The financial statements of the Company included in its SEC Reports have been prepared in accordance with generally accepted accounting standards and the rules and regulations of the SEC and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Company's financial statements included in its most recent SEC Report, the Company has no material liabilities (contingent or otherwise). At Closing, the Company will not be a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

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2.09 Liabilities. It is understood and agreed that the purchase of the Shares is predicated on the Company not having any liabilities at closing and that any liabilities that may exist as of such date will be satisfied by the Sellers and upon request of Purchaser, Sellers will obtain from the Company's creditors a release in favor of Eternity for all liabilities of Eternity as of the closing. For the purposes of the preceding sentence, the term "liabilities" (whether or not capitalized) includes any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise. Seller is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its shares of Common Stock. To the best of knowledge of the Sellers, there is no dispute of any kind between the Company and any third party, and no such dispute will exist at the Closing of this transaction and at Closing, except as set forth herein, the Company will be free from any and all liabilities, liens, claims and/or commitments.

2.10 Tax Returns. The Company has filed all state and federal tax returns required to be filed by it through the date hereof. As of Closing, there shall be no taxes of any kind due or owing.

2.11 Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Sellers and Eternity and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which either Seller, Eternity or the officers or directors of Eternity or either Seller are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause either Seller or Eternity (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Eternity or upon the shares of Eternity to be acquired by the Purchaser.

2.12 Contracts, Leases and Assets. Eternity is not and at Closing will not be a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to and assumed by another party and Eternity has been released from its obligations thereunder) other than its contract with the transfer agent. At Closing, no person will hold a power of attorney from Eternity. At the Closing, Eternity will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.13 Compliance with Laws. To the best knowledge of the Sellers, Eternity has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation. To the best of the knowledge of the Sellers, Eternity has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities and has filed all reports required to be filed with the SEC since January 1, 2016. The acquisition of the Shares by the Sellers was entitled to an exemption from the registration requirements of the Securities Act relative to the sale of the Shares. The Shares being sold herein are being sold in a private transaction between the Seller and the Purchaser, and are considered "restricted securities" pursuant to Rule 144 of the Securities Act.

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2.14 Litigation. Eternity is not a party to any suit, action, arbitration, or legal, administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Eternity. Eternity is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.15 Conduct of Business. Prior to the Closing, Eternity shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare any dividends or redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, which liabilities will be satisfied at or prior to Closing, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any agreement to do any of the foregoing, except that Eternity shall be permitted to transfer any operating assets it may have to either Seller for such consideration as Eternity shall deem appropriate.

2.16 Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted to Purchaser or its counsel at or prior to Closing:

(i)	Articles of Incorporation and all amendments thereto;

(ii)	Bylaws and all amendments thereto;

(iii)	Minutes and Consents of shareholders;

(iv)	Minutes and Consents of the board of directors;

(v)	List of officers and directors;

(vi)	Certificate of Good Standing from the Secretary of State of Nevada;

(vii)	Current Shareholder list from the transfer agent;

(viii)	Most recent tax returns filed with the requisite state and federal authorities; and

Copies of the Company's agreements with its transfer agent, auditor and Edgar filing agent if, in each case, the terms of such agreement require the Company to pay any amount if it elects to terminate such agreement.

2.17 Representations. All representations by the Sellers in this Article II and other representations of the Sellers contained herein shall be true as of the Closing and all such representations Shall survive the Closing.

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ARTICLE III

PRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents, warrants and covenants to the Sellers the following.

3.01 Transfer Restrictions. Purchaser agrees that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. As such, the Shares constitute "restricted securities" as that term is defined in Rule 144 of the Securities Act.

3.02 Investment Intent. The Purchaser is acquiring the Shares for its own account for investment, and not with a view toward distribution thereof.

3.03 No Advertisement. The Purchaser acknowledges that the Shares have been offered to Purchaser in direct communication between Purchaser and Sellers, and not through any advertisement of any kind.

3.04 Knowledge and Experience. The Purchaser acknowledges it has been encouraged to seek its own legal and financial counsel to assist in evaluating this purchase. The Purchaser acknowledges that Sellers have given Purchaser and its counsel access to all information relating to Eternity's business that Purchaser has requested. The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of Eternity in order to make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of this purchase and Purchaser, assuming all the documents previously requested are delivered, shall have received all information regarding Eternity necessary for it to make the decision to complete the transactions contemplated herein.

3.05 Restrictions on Transferability. The Purchaser is aware of the restrictions of transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 OF THE 1933 ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

3.06 Accredited Investor. Purchaser is not a "US Person" as that term is defined in Regulation S promulgated under the Securities Act and Purchaser is an "Accredited Investor" as defined in Regulation D of the Securities Act and the laws and regulations of applicable states and other jurisdictions.

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3.07 Future Business of Eternity. The Purchaser represents that after the Closing of this transaction, the Purchaser will either carry on the existing business of Eternity or vend in a new business. After Closing, the Purchaser covenants not to manipulate or participate in a manipulation of the share price of Eternity in a "pump and dump" scheme. The Purchaser, as the controlling shareholder of Eternity agrees that each member of the Board of Directors of Eternity should act as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the person reasonably believes to be in the best interests of the corporation as mandated by C.R.S. § 7-108-401(1).

3.08 Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Purchaser confirms that the funds representing the Purchase Price will not represent proceeds of a crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Purchaser and all other applicable anti-money laundering, anticorruption and anti-terrorism laws and regulations.

3.09 Section 4(1 1/2) Exemption. The Purchaser warrants that the transaction contemplated hereby, to the extent that it consists of an offer or sale of securities by the Sellers to the Purchaser complies with the exemption from registration under the Securities Act commonly referred to as the Section 4(1 1/2) exemption and the Purchaser will assert no position contrary to the compliance with the requirements of the Section 4(1 1/2) exemption.

3.10 Representations. All Representations by the Purchaser in this Article III and other representations of the Purchaser contained herein shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE IV
CLOSING

4.01. Closing for the Purchase of Common Stock. The Closing (the "Closing") of this transaction for the Shares of Common Stock being purchased will occur upon such date agreed between Purchaser and Sellers within five (5) days of the satisfaction of the condition set forth in Section 6.01(e). If the Closing does not occur on or before August 31, 2017, due to the inability of Sellers to satisfy the condition set forth in Section 6.01(e) and in addition to the grounds for the termination of this Agreement set forth in Section below, then either Party may terminate this Agreement upon written notice.

4.02. Documents and Payments to be Delivered at Closing. At closing, Agent, Sellers or Purchaser, as the case may be, shall deliver the following:

(a) By Agent:

(i) To Purchaser:

(a)	a stock certificate or certificates, representing the Shares issued in such names as Purchaser shall reasonably direct;

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(b)	the resignation of all officers of Eternity;
(c)	the resignations of all directors of Eternity and the appointment of a new director as designated by the Purchaser; and
(d)	true and correct copies of all of the business and corporate records of Eternity, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, tax returns, shareholder listings, stock transfer records, agreements and contracts that exist, including, without limitation the items set forth in Section 2.12.

(ii) To Sellers:

(a)	wire transfer of the Purchase Price to such accounts as may be directed by Sellers, subject and pursuant to the provisions of the Escrow Agreement.

(iii) To Sellers and Purchaser, a copy of each of the other documents delivered to facilitate the Closing.

ARTICLE V
COVENANTS

Each Seller hereby covenants and agrees with Purchaser that he or she shall do, or cause to be done, the following, between the date of this Agreement and the Closing Date:

5.01. Access and Information. Sellers will cause the Company to afford to Purchaser and its representatives reasonable access from time to time during normal business hours to the properties, books, contracts, commitments, personnel, independent accountants and records of the Company.

5.02. No Solicitation or Negotiation.

(a) Prior to the Closing or the termination of this Agreement, Sellers will not, and will not permit the Company, or any of its officers, directors, affiliates, employees, representatives or agents to, directly or indirectly:

(i) solicit, initiate, consider, encourage or accept any other proposals or offers from any person relating to any acquisition or purchase of the Shares or any of the capital stock of the Company; or

(ii) participate in any discussions, conversations, negotiations and other communications with any person, or furnish to any other person any non-public information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing.

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5.03. Conduct of the Business of the Company. From the date hereof through the Closing Date or the termination of this Agreement, as the case may be, except as otherwise permitted or contemplated by this Agreement or consented to in writing by Purchaser, which consent shall not be unreasonably withheld or delayed, Sellers will cause the Company to continue the operation of its business consistent with past practices, except that the Sellers shall have the right to cause the Company to transfer all assets related to any operations being conducted by it to a third party and to cause such third party or another party (if not Sellers) to assume all of the liabilities of the Company as of the Closing Date.

5.04. Approvals and Consents. Sellers shall use commercially reasonable efforts to obtain in writing as promptly as possible all approvals, consents and waivers required in order to effectuate the transactions contemplated hereby.

5.05. OTCQB. Promptly after the execution and delivery hereof Sellers shall cause the Company to take such actions, including the payment of the requisite fees, as are necessary to cause the Company's common stock to be listed on the OTCQB.

5.06. Further Assurances. Sellers and Purchaser covenant and agree to deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time, at the request of any other Party and without further consideration, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to carry out the provisions and intent of this Agreement.

ARTICLE VI

CONDITIONS OF CLOSING

6.01. Conditions of Purchaser.

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing, in whole or in part:

(a) The representations and warranties of Sellers set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date as though such representations and warranties were made anew at and as of such date (or if an earlier date is specified in such representation and warranty, as of such earlier date), and Sellers shall have duly performed in all material respects all agreements and covenants herein required to be performed by Sellers on or before the Closing Date.

(b) Sellers shall have furnished Purchaser with a certificate executed by either Seller dated the Closing Date, confirming the matters expressed in Section 6.01(a).

(c) All approvals and consents of third parties required to be obtained by Sellers to consummate the transactions contemplated hereby shall have been obtained on terms and conditions reasonably satisfactory to Purchaser.

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(d) Sellers, the Company's auditor and such other parties as Purchaser shall reasonably request shall execute a release in favor of the Company.

(e) The Common Stock of the Company shall be listed or quoted on the OTCQB.

6.02, Conditions of Sellers.

The obligation of Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing, in whole or in part:

(a) The representations and warranties of Purchaser forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date as though such representations and warranties were made anew at and as of such date (or if an earlier date is specified in such representation and warranty, as of such earlier date), and Purchaser shall have duly performed in all material respects all agreements and covenants herein which are required to be performed by Purchaser on or before the Closing Date.

(b) Purchaser shall have furnished the Sellers with a certificate, executed by Purchaser dated the Closing Date, confirming the matters expressed in Section 6.02(a).

(c) All consents of third parties required for Purchaser to consummate the transactions contemplated hereby shall have been obtained on terms and conditions reasonably satisfactory to the Sellers.

(d) Receipt of the Purchase Price by wire transfer of immediately available funds.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

7.01. Survival.

The representations and warranties, set forth in this Agreement shall survive for a period of eighteen (18) months after the Closing Date (the "Warranty Period") and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (i) with respect to any claim, written notice of which shall have been delivered to Purchaser or Sellers, as the case may be, prior to the end of the Warranty Period, such claim shall survive the termination of such Warranty Period for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date.

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7.02. Indemnification by Sellers.

Each Seller hereby covenants and agrees that such Seller shall indemnify the Company and Purchaser, and each of their successors and assigns (individually, a "Purchaser Indemnified Party"), and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities including for taxes, fines, penalties, damages and expenses (including interest, if any, imposed in co ection therewith, court costs and reasonable fees and disbursements of counsel) (collectively, “Damages") incurred by any of them resulting from (i) any breach of any representation r warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by Sellers made in this Agreement or (ii) any obligation of the Company arising on or prior to the Closing Date.

No Purchaser Indemnified Party shall have the right to indemnification under this Agreement unless and until the aggregate amount of any and all such indemnification claims made by Purchaser Indemnified Party under this Agreement exceeds $10,000 (the "Basket"). If Purchaser Indemnified Party claims exceed the Basket, Purchaser Indemnified Parties shall be entitled to receive one and one-half ($1.50) dollars in respect of each one dollar of indemnified claims in excess of the Basket until Purchaser Indemnified Parties shall have received an amount equal to the sum of the reimbursed indemnified claims plus the Basket in respect of indemnified claims. If Purchaser Indemnified Parties are entitled to any further payments in respect of indemnifications claims, they shall be made on a dollar for dollar basis subject to any limitations contained herein.

The aggregate liability of Sellers pursuant to this Article VII shall not exceed the Purchase Price.

7.03. Indemnification by Purchaser.

Purchaser hereby covenants and agrees that Purchaser shall indemnify Sellers and hold them harmless from, against and in respect of any and all Damages incurred by the Sellers resulting from any misrepresentation, breach of any representation or warranty in this Agreement or the non-fulfillment in any material respect of any agreement, covenant or obligation by Purchaser made in this Agreement.

ARTICLE VIII
TERMINATION

8.01. Termination Events.

Subject to the provisions of Section 8.02, this Agreement may be terminated by written notice given at or prior to August 31, 2017, in the manner hereinafter provided:

(a) by either the Purchaser or Sellers if a material default or breach shall be made by the other Party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and, after notice of such default has been received by the defaulting party, such default cannot be cured prior to August 31, 2017, or the date that is fifteen (15) days after the receipt of such notice, whichever is later, and has not been waived;

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(b)(i) by the Purchaser if all of the conditions set forth in Section 6.01 shall not have been satisfied on or before August 31, 2017, other than through failure of the Purchaser to filly comply with its obligations hereunder, and shall not have been waived by Purchaser on or before such date; or

(ii) by the Sellers, if all of the conditions set forth in Section 6.02 shall not have been satisfied on or before August 31, 2017, other than through failure of the Sellers to fully comply with their obligations hereunder, and shall not have been waived by the Seller on or before such date; or

(c) by mutual consent of the Sellers and Purchaser; or

(d) by either the Purchaser or the Sellers if the Closing shall not have occurred, other than through failure of such Party to fulfill its obligations hereunder, on or before August 31, 2017.

8.02. Effect of Termination.

In the event that this Agreement shall be terminated pursuant to Section 8.01(c) or (d), all further obligations of the Purchaser and the Sellers shall terminate without further liability of either Party. If this Agreement is terminated by either Party as a result of a breach by the other of any of its representations, warranties or covenants contained herein, in addition to such other remedies it may have at law, the non-breaching Party shall be entitled to seek specific performance without the necessity of providing such bond as may otherwise be required by the Court.

ARTICLE IX

MISCELLANEOUS

9.01. Expenses.

Except as and to the extent otherwise provided in this Agreement, if the transactions contemplated by this Agreement are not consummated, Sellers and Purchaser shall each pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

9.02. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any Party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

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9.03. Binding Effect; Benefits.

This Agreement shall inure to the benefit of the Parties hereto and shall be binding upon the Parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto and Purchaser Indemnified Parties or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

9.04. Assignment; Delegation.

No Party to this Agreement may assign its rights or delegate its obligations hereunder without the prior written consent of all of the other Parties; provided, however, that at Closing Purchaser may assign this Agreement to an entity in which Purchaser holds and continues to hold a greater than ninety percent (90%) equity interest, without the prior written consent of the Company and Sellers, provided, however, Purchaser shall remain liable for the performance of its obligations under this Agreement. Any assignment or delegation in violation of this Section shall be null and void.

9.05. Notices.

All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or after dispatch by recognized overnight courier to the Party to whom the same is so given or made:

If to any Seller:
c/oHassan Salari
1517 W. 58th Ave
Vancouver, BC
V6P 1W6

Canada

If to the Purchaser:

Mr. Bin Wang
c/o Songe Teng
Princeton, NJ

with a copy to:

Eaton & Van Winkle LLP

Park Avenue

New York, New York 10016

Attn: Vincent J. McGill

Phone: 212-561-3604

or at such other address as either Party may have advised the other in writing; and

All such notices, requests and other communication shall be deemed to have been received on the date of delivery thereof (if delivered by hand) and on the next business day after the sending thereof (if by recognized overnight courier).

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9.06. Entire Agreement.

This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement and supersede all prior agreements, statements, representations or promises, oral and written, among 'the Parties hereto with respect to the subject matter hereof. No Party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in any Schedule or Exhibits hereto or any other Transaction Documents, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

9.07. Governing Law.

This Agreement, and the rights and obligations of the Parties hereto under this Agreement, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof. Any action arising out of the breach or threatened breach of this Agreement shall be commenced in a proper New York State court and each of the Parties hereby submits to the jurisdiction of such courts for the purpose of enforcing this Agreement.

9.08. Severability.

If any term or provision of this Agreement shall to any extent be finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law, provided that as so enforced, each of the Parties receives substantially all of the benefits contemplated hereby.

9.09. Amendments.

This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the Party or Parties against whom enforcement of any such modification or amendment is sought.

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In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first written above.

/s/ Hassan Salari	/s/ Bin Wang
Hassan Salari	Bin Wang

/s/ Francine Salari
Francine Salari

/s / Julian Salari
Julian Salari

/s/ Frederik Salari
Frederik Salari

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